UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2005

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-179943
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In 1998 the then parent of Conexant Systems, Inc. ("Conexant") acquired the premises located at 4000 MacArthur Boulevard, Newport Beach, California (the "Property"), and thereafter assigned its rights in the Property to Conexant. On August 18, 1998 Conexant entered into a synthetic lease with Deutsche Bank AG with respect to the Property.

On March 24, 2005, pursuant to the terms of the synthetic lease, Conexant purchased the Property from Deutsche Bank AG and immediately thereafter sold the Property to KBS Realty Advisors, LLC. As a condition to the sale, Conexant leased the west tower of the Property for a period of ten years and the east tower of the Property through June 26, 2008, which is when an existing sublease between Conexant and Mindspeed Technologies, Inc. ("Mindspeed") terminates. A Mindspeed sublease will remain in place through June 26, 2008. Thereafter, Conexant has four five-year options to extend the term of the lease for all or a portion of the west tower; Conexant has one two-year option to extend the term of the east tower lease with respect to all or a portion of the east tower, an option to thereafter extend the east tower lease to be coterminous with the end of the initial ten-year term of the west tower lease and one five-year option for the east tower thereafter. Once Conexant releases back to the landlord any space in either tower by exercise of an option with respect to less than an entire tower, Conexant has a right of first offer with respect to such released space.

The leases are triple net, although the landlord shares the costs of certain capital and other expenses. The beginning base rent rate is $1.70 per square foot (west tower base rent begins at $306,527.00 per month and east tower at $328,332.90 per month), with annual three percent increases in both towers through the end of the initial ten-year term on the west tower. Thereafter, options are exercisable at fair market value rental rates. Conexant has delivered a security deposit in the amount of $634,859.90 ($306,527.00 for the west tower and $328,332.90 for the east tower) in the form of an irrevocable standby letter of credit.

Mindspeed is a former subsidiary of Conexant and was spun-off to the shareholders of Conexant on June 27, 2003. In connection with the spin-off, Mindspeed issued to Conexant a warrant to purchase 30,000,000 shares of common stock of Mindspeed at an exercise price of $3.408 per share, subject to adjustments for anti-dilution purposes. The warrant is exercisable until June 27, 2013. Conexant and Mindspeed are also parties to an employee matters agreement, a tax allocation agreement and a transition services agreement entered into in connection with the spin-off. Dwight Decker serves as the chairman of the board of both Conexant and Mindspeed, and is also the Chief Executive Officer of Conexant. Two other members of Conexant’s board of directors, Jerre Stead and Donald Beall, also serve on Mindspeed’s board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

March 28, 2005	By:	Dennis E. O'Reilly

Name: Dennis E. O'Reilly
Title: Senior Vice President, Chief Legal Officer and Secretary